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                                                                     Exhibit L.1

(VEDDER PRICE LOGO)   VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                      222 NORTH LASALLES STREET
                      CHICAGO, ILLINOIS 60601
                      312-609-7500
                      FACSIMILE: 312-609-5005

                      OFFICES IN CHICAGO, NEW YORK CITY AND ROSELAND, NEW JERSEY

                                                                    May 22, 2006

Nuveen Real Estate Income Fund
333 West Wacker Drive

Chicago, IL 60606

         Re: Nuveen Real Estate Income Fund
             Taxable Auctioned Preferred Shares to be Issued Pursuant to the Underwriting Agreement (File Nos. 333-133365; 811-10491)

Ladies and Gentlemen:

     We are acting as counsel to Nuveen Real Estate Income Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's filing of a registration statement on Form N-2 (the "Registration Statement") with the Securities and Exchange Commission covering the registration, authorization and proposed issuance of 2,000 shares (of Series TH of the Fund's Tax Auctioned Preferred Shares), with a liquidation preference of $25,000 per share (the "Shares"). In that capacity, we have examined such records, certificates and other documents, and have made such other factual and legal investigations as we have deemed necessary and appropriate for the purposes of this opinion. Insofar as this opinion pertains to matters governed by the laws of the Commonwealth of Massachusetts, we are relying, with your consent, solely upon the opinion of Bingham McCutchen LLP dated May 22, 2006, which opinion is satisfactory in substance and form to us.

     We have assumed that the Registration Statement, the underwriting agreement relating to the Fund's Shares (the "Underwriting Agreement") and the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Taxable Auctioned Preferred Shares (the "Statement") will be duly completed, executed and delivered in accordance with the resolutions of the Trustees of the Fund attached to a Certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust (the "Declaration"), the Statement, the Fund's Amended and Restated By-Laws and certain resolutions adopted by the Trustees of the Fund, and that the Statement will be duly filed with the Office of the Secretary of the Commonwealth of Massachusetts. Additionally, we have assumed that the Fund will obtain all necessary consents to issue the Shares, including written confirmations from Fitch, Inc. and Moody's Investors Service, Inc. as required under the Statement, prior to the issuance and sale of the Shares.
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(VEDDER PRICE LOGO)

Nuveen Real Estate Income Fund
May 22, 2006
Page 2


     Based upon the foregoing, it is our opinion that:

     1. The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Fund's Declaration, Statement and By-Laws, as amended, and for the consideration described in the Underwriting Agreement, will be legally issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

     We hereby consent to the filing of this opinion as Exhibit l.1 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                     Very truly yours,


                                     /s/ Vedder, Price, Kaufman & Kammholz, P.C.
                                     -------------------------------------------
                                         VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.